Exhibit 99.1

New York Mortgage Trust Reports

Fourth Quarter and Full Year 2019 Results

NEW YORK, NY - February 24, 2020 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three and twelve months ended December 31, 2019.

Summary of Fourth Quarter and Full Year 2019:

(dollar amounts in thousands, except per share data)

	For the Three Months Ended December 31, 2019	For the Twelve Months Ended December 31, 2019
Net income attributable to Company's common stockholders	$55,308	$144,835
Net income attributable to Company's common stockholders per share (basic)	$0.20	$0.65
Net interest income	$43,999	$127,864
Net interest margin	2.90%	2.48%
Comprehensive income attributable to Company's common stockholders	$58,524	$192,102
Comprehensive income attributable to Company's common stockholders per share (basic)	$0.21	$0.87
Book value per share at the end of the period	$5.78	$5.78
Economic return on book value (1)	3.64%	16.46%
Dividends per share	$0.20	$0.80

(1)	Economic return on book value is based on the periodic change in GAAP book value per share plus dividends declared per common share during the respective period.

Key Developments:

Fourth Quarter 2019

•	Issued 28,750,000 shares of common stock through an underwritten public offering, resulting in net proceeds of $172.2 million.

•	Issued 6,900,000 shares of our 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (“Series E Preferred Stock”) in an underwritten public offering, resulting in net proceeds of $166.7 million.

•	Acquired approximately $1.04 billion of mortgage-related and residential housing-related assets.

Full Year 2019

•	Issued 132,940,000 shares of common stock collectively through six underwritten public offerings, resulting in total net proceeds of approximately $790.8 million.

•	Issued 6,900,000 shares of Series E Preferred Stock through an underwritten public offering and 1,972,888 shares of preferred stock under our "at-the-market" preferred equity offering program, resulting in total net proceeds to us of approximately $166.7 million and $48.4 million, respectively.

•	Acquired approximately $2.4 billion of mortgage-related, residential housing-related and other credit assets.

Subsequent Developments:

On January 10, 2020, the Company issued 34,500,000 shares of its common stock through an underwritten public offering at a public offering price of $6.09 per share, resulting in total net proceeds to the Company of approximately $206.7 million after deducting underwriting discounts and commissions and estimated offering expenses.

On February 13, 2020, the Company issued 50,600,000 shares of its common stock through an underwritten public offering at a public offering price of $6.13 per share, resulting in total net proceeds to the Company of approximately $305.3 million after deducting underwriting discounts and commissions and estimated offering expenses.

Management Overview

Steven Mumma, Chairman and Chief Executive Officer, commented: “During a year in which the Company nearly doubled its equity market capitalization and investment portfolio, the steady and disciplined execution of the Company’s credit-focused investment strategy by its team of professionals has produced impressive results. The Company finished the year on a strong note, generating $0.20 per share of GAAP earnings and $0.21 per share of comprehensive income for the fourth quarter of 2019. For the full year, the Company earned $0.65 per share in GAAP earnings, while posting comprehensive income of $0.87 per share, equivalent to 109% of common share dividends declared during the year. The Company’s financial performance generated economic returns of 3.6% and 16.5% for the fourth quarter and full year 2019, respectively. Over the last three years, the Company has delivered an average annual economic return of 12%.

The Company continued to opportunistically access the capital markets through equity issuances during the fourth quarter and full year 2019, raising approximately $339 million and $957 million, respectively. In fact, during 2019 alone, the Company’s capital markets’ activity contributed approximately $29 million of accretion to book value. Subsequent to the year end, the Company completed two successful raises adding another $512 million in common stock to bring our total equity market capitalization to approximately $2.9 billion.”

Jason Serrano, President, added: “NYMT’s core operating model centers around efficiency and flexibility. The Company’s growth within the Multi-Family and Single-Family strategies was achieved through adherence to these principles. The Company adopts a total return approach and targets investments that will add additional value to our existing portfolio of diverse income-producing assets. By broadening our sources of income through recurring gains and new opportunities that the market may offer, the Company will continue to drive earnings while reducing expense levels on a relative basis. Therefore, the Company will continue to focus on new, niche subsectors to drive total returns and mitigate against the potential volatility associated with high leverage.

To provide a deeper understanding of our efforts to deliver exceptional value to our shareholders, we are pleased to announce the release of a new supplemental investor presentation intended to complement the Company’s earnings calls."

In connection with the release of the Company’s financial results, the Company will post a supplemental financial presentation on its website at www.nymtrust.com under "Events and Presentations." Management intends to utilize this supplemental presentation as a discussion guide for the Company’s fourth quarter conference call on Tuesday, February 25, 2020.

Capital Allocation

The following tables set forth our allocated capital by investment category at December 31, 2019, our interest income and interest expense by investment category, and the average yield, average portfolio debt cost, and portfolio net interest margin for our average interest earning assets (by investment category) for the three months ended December 31, 2019 (dollar amounts in thousands):

	Agency	Single-Family Credit (1)	Multi-Family Credit (1)	Other	Total
Investment securities, available for sale, at fair value	$973,835	$715,314	$267,777	$49,214	$2,006,140
Distressed and other residential mortgage loans, at fair value	—	1,429,754	—	—	1,429,754
Distressed and other residential mortgage loans, net	—	202,756	—	—	202,756
Residential collateralized debt obligations	—	(40,429)	—	—	(40,429)
Investments in unconsolidated entities	—	65,573	124,392	—	189,965
Preferred equity and mezzanine loan investments	—	—	180,045	—	180,045
Multi-family loans held in securitization trusts, at fair value	88,359	—	17,728,387	—	17,816,746
Multi-family collateralized debt obligations, at fair value	—	—	(16,724,451)	—	(16,724,451)
Residential mortgage loans held in securitization trust, at fair value	26,239	1,302,647	—	—	1,328,886
Residential collateralized debt obligations, at fair value	—	(1,052,829)	—	—	(1,052,829)
Other investments (2)	—	3,119	14,464	—	17,583
Carrying value	$1,088,433	$2,625,905	$1,590,614	$49,214	$5,354,166
Liabilities:
Repurchase agreements	(945,926)	(1,347,600)	(811,890)	—	(3,105,416)
Subordinated debentures	—	—	—	(45,000)	(45,000)
Convertible notes	—	—	—	(132,955)	(132,955)
Hedges (net) (3)	15,878	—	—	—	15,878
Cash and restricted cash (4)	9,738	44,604	4,152	63,118	121,612
Goodwill	—	—	—	25,222	25,222
Other	(1,449)	54,895	(10,123)	(71,801)	(28,478)
Net capital allocated	$166,674	$1,377,804	$772,753	$(112,202)	$2,205,029

Total debt leverage ratio (5)					1.5
Portfolio leverage ratio (6)					1.4

Net Interest Income - Three Months Ended December 31, 2019:
Interest Income (7)	$6,799	$30,098	$33,498	$1,345	$71,740
Interest Expense	(5,428)	(11,531)	(7,384)	(3,398)	(27,741)
Net Interest Income (Expense)	$1,371	$18,567	$26,114	$(2,053)	$43,999

Portfolio Net Interest Margin - Three Months Ended December 31, 2019:
Average Interest Earning Assets (8) (9)	$1,100,787	$2,347,406	$1,169,134	$49,498	$4,666,825
Average Yield on Interest Earning Assets (10)	2.47%	5.13%	11.46%	10.87%	6.15%
Average Portfolio Debt Cost (11)	(2.42)%	(3.60)%	(3.62)%	—	(3.25)%
Portfolio Net Interest Margin (12)	0.05%	1.53%	7.84%	10.87%	2.90%

(1)	The Company, through its ownership of certain securities, has determined it is the primary beneficiary of the Consolidated K-Series and Consolidated SLST and has consolidated both into the Company’s consolidated financial statements. Interest income amounts represent interest income earned by securities that are actually owned by the Company. A reconciliation of net interest income from the Single-Family and Multi-Family Credit portfolio is included below in “Additional Information.”

(2)	Includes real estate under development in the amount of $14.5 million, other loan investments in the amount of $2.4 million and deferred interest related to residential mortgage loans held in securitization trust, at fair value of $0.7 million, all of which are included in the Company’s accompanying consolidated balance sheets in receivables and other assets.

(3)	Includes derivative liabilities of $29.0 million netted against a $44.8 million variation margin.

(4)	Restricted cash is included in the Company's accompanying consolidated balance sheets in receivables and other assets.

(5)	Represents total debt divided by the Company’s total stockholders' equity. Total debt does not include Multi-family CDOs amounting to $16.7 billion, SLST CDOs amounting to $1.1 billion and Residential CDOs amounting to $40.4 million that are consolidated in the Company's financial statements as they are non-recourse debt for which the Company has no obligation.

(6)	Represents repurchase agreement borrowings divided by the Company's total stockholders' equity.

(7)	Includes interest income earned on cash accounts held by the Company.

(8)	Average Interest Earning Assets for the periods indicated exclude all Consolidated SLST and Consolidated K-Series assets other than those securities actually owned by the Company.

(9)	Average Interest Earning Assets is calculated each quarter based on daily average amortized cost for the respective periods.

(10)	Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income by our Average Interest Earning Assets for the respective periods.

(11)	Average Portfolio Debt Cost was calculated by dividing our annualized interest expense by our average interest bearing liabilities, excluding our subordinated debentures and convertible notes, which generated interest expense of approximately $0.7 million and $2.7 million, respectively.

(12)	Portfolio Net Interest Margin is the difference between our Average Yield on Interest Earning Assets and our Average Portfolio Debt Cost, excluding the weighted average cost of subordinated debentures and convertible notes.

Conference Call

On Tuesday, February 25, 2020 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and twelve months ended December 31, 2019. The conference call dial-in number is (877) 312-8806. The replay will be available until Tuesday, March 3, 2020 and can be accessed by dialing (855) 859-2056 and entering passcode 8298881. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

In connection with the release of these financial results, the Company will also post a supplemental financial presentation that will accompany the conference call, on its website at www.nymtrust.com under "Events and Presentations." Full year 2019 financial and operating data can be viewed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which is expected to be filed with the Securities and Exchange Commission on or about February 28, 2020. A copy of the Form 10-K will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing mortgage-related and residential housing-related assets and targets structured multi-family property investments such as multi-family CMBS and preferred equity in, and mezzanine loans to, owners of multi-family properties, residential mortgage loans (including distressed residential mortgage loans, non-QM loans, second mortgage loans and other residential mortgage loans), non-Agency RMBS, Agency RMBS, Agency CMBS and other mortgage-related, residential housing-related and credit-related assets. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms that may appear in this press release: “RMBS” refers to residential mortgage-backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only securities; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of mortgage loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “ABS” refers to debt and/or equity tranches of securitizations backed by various asset classes including, but not limited to, automobiles, aircraft, credit cards, equipment, franchises, recreational vehicles and student loans; “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “Agency ARMs” refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS; “Agency fixed-rate RMBS” refers to Agency RMBS comprised of fixed-rate RMBS; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential mortgage loans; “residential securitized loans” refers to prime credit quality ARMs held in securitization trusts; “distressed residential mortgage loans” refers to pools of re-performing, non-performing, and other delinquent mortgage loans secured by first liens on one- to four-family properties; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “Agency CMBS” refers to CMBS representing interests in or obligations backed by pools of multi-family mortgage loans guaranteed by Freddie Mac; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “multi-family securitized loans” refers to the commercial mortgage loans included in the Consolidated K-Series; “CDO” refers to collateralized debt obligation; “Consolidated K-Series” refers to certain Freddie Mac-sponsored multi-family loan K-Series securitizations, of which we, or one of our special purpose entities, own the first loss PO securities and certain IO and/or senior or mezzanine securities issued by them, that we consolidate in our financial statements in accordance with GAAP; “Consolidated SLST” refers to a Freddie Mac-sponsored residential mortgage loan securitization, comprised of seasoned re-performing and non-performing residential mortgage loans, of which we own the first loss subordinated securities and certain IOs and senior securities that we consolidate in our financial statements in accordance with GAAP; “Multi-Family CDOs” refers to the debt that permanently finances the multi-family mortgage loans held by the Consolidated K-Series that we consolidate in our financial statements in accordance with GAAP; “SLST CDOs” refers to the debt that permanently finances the residential mortgage loans held in Consolidated SLST that we consolidate in our financial statements in accordance with GAAP; “Residential CDOs” refers to the debt that permanently finances our residential mortgage loans held in securitization trusts, net that we consolidate in our financial statements in accordance with GAAP; “Agency” portfolio includes Agency RMBS and Agency CMBS; “Multi-Family Credit” portfolio includes multi-family CMBS, preferred equity and mezzanine loan investments and certain investments in unconsolidated entities that invest in multi-family credit assets; and “Single-Family Credit” portfolio includes distressed and other residential mortgage loans at fair value, distressed and other residential mortgage loans at carrying value, non-Agency RMBS, mortgage loans held for sale, mortgage loans held for investment and certain investments in unconsolidated entities that invest in single-family residential assets.

Additional Information

We determined that the Consolidated K-Series were variable interest entities and that we are the primary beneficiary of the Consolidated K-Series. As a result, we are required to consolidate the Consolidated K-Series’ underlying multi-family loans including their liabilities, income and expenses in our consolidated financial statements. Also, in the fourth quarter of 2019, the Company invested in first loss subordinated securities and certain IOs and senior securities issued by a Freddie Mac-sponsored residential mortgage loan securitization, which we refer to as Consolidated SLST. We determined that Consolidated SLST is a variable interest entity and that we are the primary beneficiary of Consolidated SLST. In accordance with GAAP, the Company has consolidated the underlying seasoned re-performing and non-performing residential mortgage loans of Consolidated SLST including its liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the Consolidated K-Series and Consolidated SLST, which requires that changes in valuations in the assets and liabilities of the Consolidated K-Series and Consolidated SLST be reflected in our consolidated statements of operations.

A reconciliation of our net interest income generated by our Multi-family Credit portfolio to our consolidated financial statements for the three months ended December 31, 2019 is set forth below (dollar amounts in thousands):

For the Three Months Ended December 31, 2019
Interest income, multi-family loans held in securitization trusts	$150,483
Interest income, investment securities, available for sale (1)	2,865
Interest income, preferred equity and mezzanine loan investments	5,239
Interest expense, multi-family collateralized debt obligations	(125,089)
Interest income, Multi-Family Credit, net	33,498
Interest expense, repurchase agreements	(7,384)
Net interest income, Multi-Family Credit	$26,114

(1)	Included in the Company’s accompanying consolidated statements of operations in interest income, investment securities and other interest earning assets.

A reconciliation of our net interest income generated by our Single-Family Credit portfolio to our consolidated financial statements for the three months ended December 31, 2019 is set forth below (dollar amounts in thousands):

For the Three Months Ended December 31, 2019
Interest income, distressed and other residential mortgage loans	$24,751
Interest income, investment securities, available for sale (1)	8,292
Interest expense, SLST CDOs (2)	(2,945)
Interest income, Single-Family Credit, net	30,098
Interest expense, repurchase agreements	(11,260)
Interest expense, Residential CDOs (2)	(271)
Net interest income, Single-Family Credit	$18,567

(1)	Included in the Company’s accompanying consolidated statements of operations in interest income, investment securities and other interest earning assets.
(2)	Included in the Company’s accompanying consolidated statements of operations in interest expense, residential collateralized debt obligations.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The following factors are examples of those that could cause actual results to vary from the Company’s forward-looking statements: changes in interest rates and the market value of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; market volatility; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default and/or decreased recovery rates on the Company's assets; the Company's ability to identify and acquire its targeted assets, including assets in its investment pipeline; the Company’s ability to borrow to finance its assets and the terms thereof; changes in governmental laws, regulations or policies affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:             AT THE COMPANY

Kristine R. Nario-Eng

Chief Financial Officer

Phone: (646) 216-2363

Email: KNario@nymtrust.com

Mari Nitta

Investor Relations Associate

Phone: (646) 795-4066

Email: MNitta@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except share data)

	December 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Investment securities, available for sale, at fair value	$2,006,140	$1,512,252
Distressed and other residential mortgage loans, at fair value	1,429,754	737,523
Distressed and other residential mortgage loans, net	202,756	285,261
Investments in unconsolidated entities	189,965	73,466
Preferred equity and mezzanine loan investments	180,045	165,555
Multi-family loans held in securitization trusts, at fair value	17,816,746	11,679,847
Residential mortgage loans held in securitization trust, at fair value	1,328,886	—
Derivative assets	15,878	10,263
Cash and cash equivalents	118,763	103,724
Real estate held for sale in consolidated variable interest entities	—	29,704
Goodwill	25,222	25,222
Receivables and other assets	169,214	114,821
Total Assets (1)	$23,483,369	$14,737,638
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	$3,105,416	$2,131,505
Multi-family collateralized debt obligations, at fair value	16,724,451	11,022,248
Residential collateralized debt obligations, at fair value	1,052,829	—
Residential collateralized debt obligations	40,429	53,040
Convertible notes	132,955	130,762
Subordinated debentures	45,000	45,000
Mortgages and notes payable in consolidated variable interest entities	—	31,227
Securitized debt	—	42,335
Accrued expenses and other liabilities	177,260	101,228
Total liabilities (1)	21,278,340	13,557,345
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, par value $0.01 per share, 30,900,000 shares authorized, 20,872,888 and 12,000,000 shares issued and outstanding, respectively ($521,822,200 and $300,000,000 aggregate liquidation preference, respectively)	504,765	289,755
Common stock, par value $0.01 per share, 800,000,000 shares authorized, 291,371,039 and 155,589,528 shares issued and outstanding, respectively	2,914	1,556
Additional paid-in capital	1,821,785	1,013,391
Accumulated other comprehensive income (loss)	25,132	(22,135)
Accumulated deficit	(148,863)	(103,178)
Company's stockholders' equity	2,205,733	1,179,389
Non-controlling interest in consolidated variable interest entities	(704)	904
Total equity	2,205,029	1,180,293
Total Liabilities and Stockholders' Equity	$23,483,369	$14,737,638

(1)	Our consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of December 31, 2019 and December 31, 2018, assets of consolidated VIEs totaled $19,270,384 and $11,984,374, respectively, and the liabilities of consolidated VIEs totaled $17,878,314 and $11,191,736, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollar amounts in thousands, except per share data)

(unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
INTEREST INCOME:
Investment securities and other interest earning assets	$19,299	$12,395	$67,472	$47,482
Distressed and other residential mortgage loans	24,751	9,154	71,017	28,569
Preferred equity and mezzanine loan investments	5,239	5,854	20,899	21,036
Multi-family loans held in securitization trusts	150,483	101,533	535,226	358,712
Total interest income	199,772	128,936	694,614	455,799

INTEREST EXPENSE:
Repurchase agreements and other interest bearing liabilities	24,072	13,376	90,821	44,050
Residential collateralized debt obligations	3,216	431	4,379	1,779
Multi-family collateralized debt obligations	125,089	88,792	457,130	313,102
Convertible notes	2,716	2,673	10,813	10,643
Subordinated debentures	680	721	2,865	2,743
Securitized debt	—	1,070	742	4,754
Total interest expense	155,773	107,063	566,750	377,071

NET INTEREST INCOME	43,999	21,873	127,864	78,728

NON-INTEREST INCOME:
Recovery of (provision for) loan losses	175	(2,492)	2,780	(1,257)
Realized gains (losses), net	86	(548)	32,642	(7,775)
Unrealized gains (losses), net	21,940	(4,736)	35,837	52,781
Loss on extinguishment of debt	—	—	(2,857)	—
Income from real estate held for sale in consolidated variable interest entities	—	1,404	215	6,163
Other income	11,425	7,589	25,831	16,568
Total non-interest income	33,626	1,217	94,448	66,480

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	9,327	6,740	35,131	22,868
Base management and incentive fees	—	2,880	1,235	5,366
Expenses related to distressed and other residential mortgage loans	3,182	3,377	12,987	8,908
Expenses related to real estate held for sale in consolidated variable interest entities	—	1,094	482	4,328
Total general, administrative and operating expenses	12,509	14,091	49,835	41,470

INCOME FROM OPERATIONS BEFORE INCOME TAXES	65,116	8,999	172,477	103,738
Income tax benefit	(172)	(511)	(419)	(1,057)
NET INCOME	65,288	9,510	172,896	104,795
Net loss (income) attributable to non-controlling interest in consolidated variable interest entities	195	91	840	(1,909)
NET INCOME ATTRIBUTABLE TO COMPANY	65,483	9,601	173,736	102,886
Preferred stock dividends	(10,175)	(5,925)	(28,901)	(23,700)
NET INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$55,308	$3,676	$144,835	$79,186

Basic earnings per common share	$0.20	$0.02	$0.65	$0.62
Diluted earnings per common share	$0.20	$0.02	$0.64	$0.61
Weighted average shares outstanding-basic	275,121	148,871	221,380	127,243
Weighted average shares outstanding-diluted	296,347	149,590	242,596	147,450

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES

SUMMARY OF QUARTERLY EARNINGS

(Dollar amounts in thousands, except per share data)

(unaudited)

	For the Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Net interest income	$43,999	$31,971	$25,691	$26,203	$21,873
Total non-interest income	33,626	21,396	8,561	30,865	1,217
Total general, administrative and operating expenses	12,509	12,288	12,394	12,644	14,091
Income from operations before income taxes	65,116	41,079	21,858	44,424	8,999
Income tax (benefit) expense	(172)	(187)	(134)	74	(511)
Net income	65,288	41,266	21,992	44,350	9,510
Net loss (income) attributable to non-controlling interest in consolidated variable interest entities	195	113	743	(211)	91
Net income attributable to Company	65,483	41,379	22,735	44,139	9,601
Preferred stock dividends	(10,175)	(6,544)	(6,257)	(5,925)	(5,925)
Net income attributable to Company's common stockholders	55,308	34,835	16,478	38,214	3,676
Basic earnings per common share	$0.20	$0.15	$0.08	$0.22	$0.02
Diluted earnings per common share	$0.20	$0.15	$0.08	$0.21	$0.02
Weighted average shares outstanding - basic	275,121	234,043	200,691	174,421	148,871
Weighted average shares outstanding - diluted	296,347	255,537	202,398	194,970	149,590

Book value per common share	$5.78	$5.77	$5.75	$5.75	$5.65
Dividends declared per common share	$0.20	$0.20	$0.20	$0.20	$0.20
Dividends declared per preferred share on Series B Preferred Stock	$0.48	$0.48	$0.48	$0.48	$0.48
Dividends declared per preferred share on Series C Preferred Stock	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.50	$0.50	$0.50
Dividends declared per preferred share on Series E Preferred Stock	$0.48	$—	$—	$—	$—